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CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our reports dated March 3, 2000 (except for Note 17, as to which the date is March 24, 2000) in the Registration Statement Form SB-2 and related Prospectus of Sonic Systems Corporation dated October 2, 2000.

Chartered Accountants

Vancouver, Canada,
October 2, 2000

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CONSENT OF INDEPENDENT AUDITORS